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Exhibit 23.2 - Consent of PricewaterhouseCoopers LLP



                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus dated September 7, 2001 of Ashland Inc. of our report dated February 7, 2001, relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A Amendment No.1 for the fiscal year ended
September 30, 2000.



PricewaterhouseCoopers LLP
Pittsburgh, PA



September 7, 2001